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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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Date of report (Date of earliest event reported): MARCH 22, 2001


                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                       1-12387                76-0515284
     (State or Other                  (Commission             (IRS Employer
Jurisdiction of Incorporation)        File Number)         Identification No.)



 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                 60045
   (Address of Principal Executive Offices)                 (Zip Code)




Registrant's telephone number, including area code:    (847) 482-5000

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ITEM 5.  OTHER EVENTS.

     On March 22, 2001, Tenneco Automotive Inc. announced that it had reached agreement with its senior lenders to amend various provisions of its senior credit facility. The amendments will relax the financial ratios under the facility for each quarter of 2001. The following table shows the revised financial ratios for 2001:


                      Consol.          Consol. Interest    Consol. Fixed Charge
                      Leverage Ratio   Coverage Ratio      Coverage Ratio
                      ---------------------------------------------------------
First Quarter 2001    6.00             1.40                0.60
Second Quarter 2001   6.25             1.35                0.55
Third Quarter 2001    6.00             1.40                0.65
Fourth Quarter 2001   5.50             1.55                0.80

A copy of the press release announcing the amendment of the company's senior credit facility, as well as the text of the amendment agreement, is filed as an exhibit to this Form 8-K report, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Exhibit
     Number        Description

       4.1 Second Amendment to Credit Agreement, dated as of March 22, 2001, by and among Tenneco Automotive Inc., The Chase Manhattan Bank as administrative agent and the lenders party thereto.

      99.1 Press Release, dated March 22, 2001, announcing the amendment of the Tenneco Automotive senior credit facility.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TENNECO AUTOMOTIVE INC.


Date: March 23, 2001           By:        /s/ Mark A. McCollum
                                   ---------------------------------------------
                                              Mark A. McCollum
                               Senior Vice President and Chief Financial Officer






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EXHIBIT INDEX

     Exhibit
     Number        Description

       4.1 Second Amendment to Credit Agreement, dated as of March 22, 2001, by and among Tenneco Automotive Inc., The Chase Manhattan Bank as administrative agent and the lenders party thereto.

      99.1 Press Release, dated March 22, 2001, announcing the amendment of the Tenneco Automotive senior credit facility.










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